UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2026

VPR BRANDS, LP

(Exact name of registrant as specified in its charter)

Delaware	000-54435	45-1740641
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1141 Sawgrass Corporate Parkway

Sunrise, FL 33323

(Address of principal executive offices)

(954) 715-7001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 30, 2026, VPR Brands, LP (the “Company”) and Elf Brand, LLC, an unaffiliated licensee of the Company (“EBL”), entered into a Litigation Resolution Agreement (the “Agreement”) with Shenzhen Weiboli Technology Co, Ltd (“Weiboli”), Shenzhen iMiracle Technology Co. Ltd. (“SIT”), iMiracle (HK) Limited (“iMiracle”), Heaven Gifts International Limited (“Heaven Gifts”), YLSN Distribution LLC (“YLSN”), ECTO World LLC (“ECTO”), D&A Distribution LLC (“D&A”), UNISHOW (U.S.A.), Inc. (“UNISHOW”), SV3 LLC d/b/a MI-POD (“MI-POD”), Kingdom Vapor Inc. (“Kingdom Vapor”), and GD Sigelei Electronic Tech. Co Ltd. (“GD Sigelei”), Waterfall Holding LLC (“Waterfall”), LA Vapor, Inc. (“LA Vapor”), World Wholesale Inc. (“WWI”), G&A Wholesale Distributors Inc. (“G&A”), and Kloud King Distributors, Inc. d/b/a KKSMOKE.COM (“Kloud King” and collectively with Weiboli, SIT, iMiracle, Heaven Gifts, YLSN, ECTO, D&A, UNISHOW, MI-POD, Kingdom Vapor, GD Sigelei, Waterfall, LA Vapor, WWI and G&A, the “Defendants”). The parties entered into the Agreement in connection with settlement of all disputes between them, including certain pending litigation identified in the Agreement (collectively, the “Actions”) concerning U.S. trademark 5,486,616 (the “‘616 Trademark”) for the mark ELF in International Class 34 for use in connection with “Electronic cigarette lighters; Electronic cigarettes; Smokeless cigarette vaporizer pipe” and U.S. patent number 8,205,622 entitled “Electronic Cigarette” (the “‘622 Patent”). The parties to the Agreement deny any other party’s allegations and claims in such litigation, do not admit liability, and desire to settle and compromise all disputes between them, including the Actions, on the terms and conditions set forth in the Agreement.

Pursuant to the terms of the Agreement, (i) the Company and the Defendants agreed to dismiss the Actions with prejudice within one business day of receipt by the Company of $5,250,000 (the “Consideration”) from the Defendants, and (ii) the Company agreed to dismiss with prejudice any other pending action in the U.S. and worldwide against any Defendant within five business days of receipt of the Consideration. The Company will receive $3,200,000 of the Consideration, after payment of attorneys’ fees.

Additionally, the Company irrevocably conveyed, transferred and assigned to iMiracle all of the Company’s right, title and interest in and to the ‘616 Trademark and all U.S. trademark registrations and trademark applications for any elf-formative marks, together with the goodwill of the business connected with the use of, and symbolized by, the Assigned Trademarks (as defined in the Agreement). In furtherance thereof, the Company agreed to transfer, assign, convey and deliver to iMiracle, at no additional consideration, certain tangible and/or intangible assets materially related to and necessary to evidence and preserve the goodwill symbolized by the Assigned Trademarks, and to assign and transfer to iMiracle all of the Company’s right, title and interest in the ELF trademarks identified in the Agreement. Pursuant to the terms of the Agreement, within the 75-day period after the effective date of the Agreement, the Company and EBL may sell off existing inventory of ELF branded products already manufactured and in stock as of the effective date of the Agreement. The Company and its affiliates may not manufacture or produce any new products bearing the Assigned Trademarks, including but not limited to, any products branded, labeled, packaged or otherwise identified as “ELF” or any confusingly similar designation, at any time on or after the effective date of the Agreement. The Company also agreed to, and agreed to cause its affiliates to, irrevocably withdraw, dismiss and terminate all ELF Trademark Challenge Proceedings (as defined in the Agreement) within 10 business days following execution of the Agreement.

The Company also agreed to file with the U.S. Patent and Trademark Office, within 14 days of execution of the Agreement, a request for the express abandonment of U.S. Application Serial No. 97834845, and to irrevocably withdraw and abandon the trademark applications identified in the Agreement filed with the European Union Intellectual Property Office, the United Kingdom Intellectual Property Office and the Canadian Intellectual Property Office.

Pursuant to the terms of the Agreement, the Company granted to Defendants a fully paid, worldwide, irrevocable, non-exclusive, perpetual license to the ‘622 Patent.

The Agreement contains customary representations, warranties and covenants of the Company and the Defendants.

The above summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Litigation Resolution Agreement, dated as of January 30, 2026, by and between VPR Brands, LP and Elf Brand, LLC, on the one hand, and Shenzhen Weiboli Technology Co, Ltd, Shenzhen iMiracle Technology Co. Ltd., iMiracle (HK) Limited (“iMiracle”), Heaven Gifts International Limited, YLSN Distribution LLC, ECTO World LLC, D&A Distribution LLC, UNISHOW (U.S.A.), Inc., SV3 LLC d/b/a MI-POD, Kingdom Vapor Inc., and GD Sigelei Electronic Tech. Co Ltd., Waterfall Holding LLC, LA Vapor, Inc., World Wholesale Inc., G&A Wholesale Distributors Inc., and Kloud King Distributors, Inc. d/b/a KKSMOKE.COM, on the other hand.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2026	VPR BRANDS, LP

	By:	/s/ Kevin Frija
Kevin Frija
Chief Executive Officer

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